Exhibit 99.1

Spirit AeroSystems Announces Finance Organization Leadership Transition

Company Names Spirit Veteran Mark Suchinski as Chief Financial Officer; Suchinski Served as Spirit’s Controller and Principal Accounting Officer from 2014 to 2018

Spirit Identified Accounting Process Non-Compliance Related to Certain Prior Period Potential Contingent Liabilities

Company Believes Matter Will Not Result in Restatement of Financial Statements for the Third Quarter Ended September 26, 2019, or Materially Impact Financial Statements for the Fiscal Year Ended December 31, 2019

WICHITA, Kan., January 30, 2020 -- Spirit AeroSystems [NYSE: SPR] today announced the appointment of Mark Suchinski as Senior Vice President and Chief Financial Officer and Damon Ward as Interim Controller and Principal Accounting Officer, effective January 29, 2020. These appointments follow the resignations of Jose Garcia, Senior Vice President and Chief Financial Officer, and John Gilson, Vice President, Controller and Principal Accounting Officer.

“We are pleased to have Mark stepping into the CFO role,” said Spirit AeroSystems President and CEO Tom Gentile. “Mark is a long-tenured and respected leader at Spirit, particularly within the finance team where he held a variety of key roles from 2006 to 2018, including serving as Controller and Principal Accounting Officer from 2014 to 2018. He brings a comprehensive understanding of our business and has strong relationships with both internal and external stakeholders. Mark is supported by Spirit’s talented finance organization and is committed to our future success.”

In December 2019, Spirit received information through its established compliance processes that led Spirit to commence a review of its accounting process compliance. As a result of the review, which is ongoing, Spirit determined that it did not comply with its established accounting processes related to certain potential contingent liabilities that were received by Spirit after the end of third quarter 2019. As of today, Spirit believes this non-compliance will not result in a restatement of Spirit’s financial statements for the third quarter ended September 26, 2019 or materially impact the financial statements for the fiscal year ended December 31, 2019. However, the review is ongoing and no final conclusion has been made. In light of these findings, Messrs. Garcia and Gilson tendered their resignations. Spirit has communicated about this matter with the Securities and Exchange Commission and anticipates fully cooperating with any inquiries the Commission may have.

Spirit is taking steps to strengthen procedures relating to contingent liabilities of this type to ensure they are processed correctly in the future. Spirit expects to file its Form 10-K for the 2019 fiscal year by the Securities and Exchange Commission’s deadline.

About Mr. Suchinski

Mr. Suchinski has served in various financial leadership roles at Spirit since 2006. Since 2019, Mr. Suchinski served as Spirit’s Vice President, Quality. Before that he was Vice President, Boeing 787 Program, from 2018 to 2019. From 2014 to 2018, he was Spirit’s Vice President, Controller and Principal Accounting Officer, having previously held numerous roles within Spirit’s finance organization including Vice President, Treasurer and Financial Planning; Vice President, Finance and Treasurer; Vice President, Financial Planning & Analysis and Corporate Contracts; and Controller, Aerostructures Segment. Prior to joining Spirit, he was at Home Products International, where he served as Vice President and Chief Accounting Officer from 2004 to 2006, and Corporate Controller from 2000 to 2004. Prior to that, he held financial leadership positions of controller and senior finance manager at other companies. He also spent three years in public accounting. Mr. Suchinski received his Bachelor of Science degree in Accounting from DePaul University.

On the web: www.spiritaero.com

On Twitter: @SpiritAero

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Contacts:
Media:	Keturah Austin
(316) 523-2611
keturah.austin@spiritaero.com

Investor Relations:	Ryan Avey
(316) 523-7040
ryan.d.avey@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems designs and builds aerostructures for both commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company’s core products include fuselages, pylons, nacelles and wing components for the world’s premier aircraft. Spirit AeroSystems focuses on affordable, innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at www.SpiritAero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; economic conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; the on-going review of our accounting processes and the potential effect on our financial statements; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.